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                                                                     EXHIBIT 5.1

                                 March 25, 1996

Excel Realty Trust, Inc.
16955 Via Del Campo, Suite 110
San Diego, California  92127

                          Re: Excel Realty Trust, Inc.

Gentlemen:

                  In connection with the registration of 263,324 shares of Common Stock, par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Excel Realty Trust, Inc., a Maryland corporation (the "Corporation"), on the Form S-8 filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Corporation on or about March 31, 1996 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  The Shares are to be or have been issued by the Corporation upon the exercise of options (collectively, the "Options") granted or to be granted by the Corporation pursuant to the Directors' 1994 Stock Option Plan of the Corporation (the "Plan"), those certain 1992 Board of Directors Common Stock Purchase Options of the Corporation (the "1992 Option Agreements"), or those certain 1993 Board of Directors Common Stock Purchase Options of the Corporation (the "1993 Option Agreements").

                  We have acted as special Maryland corporate counsel for the Corporation in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Corporation, we have reviewed and are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have examined the Articles of Amendment and Restatement filed on May 23, 1995, with the State Department of Assessments and Taxation of Maryland (the "Charter") and By-Laws of the Corporation and certain actions taken by the Corporation's Board of Directors and stockholders, including relevant authorizations and approvals. We have assumed that the


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BALLARD SPAHR ANDREWS & INGERSOLL

Excel Realty Trust, Inc.
March 25, 1996
Page 2

Options have been and, at the time of issuance of the corresponding Shares upon the exercise thereof, will be, validly issued and outstanding, and that neither the Options, nor the Shares issued or issuable upon exercise thereof, have been, are or will be transferred, granted or issued to the holder thereof in violation of the restrictions or limitations contained in the Charter. We have further assumed that the issuance and grant by the Corporation of the Options from time to time, and the issuance by the Corporation of the Shares upon exercise thereof, has been, is and will be fair and reasonable to the Corporation. We have also examined such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

                  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic, facsimile or conformed copies. In addition, we have assumed that each person executing any instrument, document or certificate referred to herein on behalf of any party is duly authorized to do so, and that each certificate submitted to us is true and accurate, both when given and as of the date hereof.

                  Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the Shares have been duly authorized and, upon issuance and delivery thereof in accordance with, and subject to, the terms and conditions described as the case may be, in the Plan, the 1992 Option Agreements or the 1993 Option Agreements, will be validly issued, fully paid and non-assessable.

                  We consent to your filing of this opinion as an Exhibit to the Registration Statement and to the reference to the name of our firm under the heading Legal Matters.

                  We further consent to the filing of this opinion as an exhibit to the application to securities commissioners for the various states of the United States for registration of the Shares.

                  We are qualified to practice law in the State of Maryland and do not purport to be experts on, or to express any opinions herein concerning, any law other than the law of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.


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BALLARD SPAHR ANDREWS & INGERSOLL

Excel Realty Trust, Inc.
March 25, 1996
Page 3

                  The opinions expressed in this letter are solely for your use and may not be relied upon by any other person without our prior written consent.

                                  Very truly yours,